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                       [PRICEWATERHOUSECOOPERS LETTERHEAD]


                                                                     Exhibit 15

August 2, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 27, 1999 on our review of interim financial information of Pharmacia & Upjohn, Inc. (the "Company") as of and for the period ended March 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement dated August 2, 1999.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP